SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2001

KNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-89179	58-2424258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 O. G. Skinner Drive, West Point, Georgia 31833
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (706) 645-8553

Item 5. Other Events

      On January 12, 2001, Knology, Inc. completed a private placement of 31,166,667 shares of its Series C Preferred Stock, at a price per share of $3.00, or an aggregate of $93,500,001 million. The shares of Series C Preferred Stock were sold to accredited investors pursuant to the Series C Preferred Stock Purchase Agreement, dated as of January 12, 2001 (the “Purchase Agreement”), by and among Knology and the purchasers of Series C Preferred Stock whose names are set forth on Exhibit A to the Purchase Agreement. The Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

      In order to issue the shares of Series C Preferred Stock sold in the private placement, Knology obtained the approval of its stockholders, by written consent, to amend and restate its Amended and Restated Certificate of Incorporation (the “Certificate”) to, among other things, designate the rights, preference and privileges of the Series C Preferred Stock and to authorize its issuance. The Certificate as so amended (the “Amended Certificate”) also modified certain rights of the holders of Knology’s Series A Preferred Stock, Series B Preferred Stock and Common Stock. The Amended Certificate is attached hereto as Exhibit 3.1 and incorporated by reference herein.

      In connection with the private placement of Series C Preferred Stock, those stockholders of Knology who were party to the Stockholders Agreement, dated as of February 7, 2000 (the “Stockholders Agreement”), which was previously filed as Exhibit 10.1 to Knology’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 and is incorporated by reference herein, approved the amendment of the Stockholders Agreement pursuant to Amendment No. 1 to Stockholders Agreement, dated as of January 12, 2001 (“Amendment No. 1”), by and among Knology and the other signatories thereto. Amendment No. 1 is attached hereto as Exhibit 10.2 and incorporated by reference herein.

      Each purchaser of Series C Preferred Stock that was not already party to the Stockholders Agreement also entered into the Joinder Agreement, dated as of January 12, 2001 (the “Joinder Agreement”), by and among Knology and the Knology stockholders that are signatories thereto, joining each such purchaser of Series C Preferred Stock as a party to the Stockholders Agreement, as amended. The Joinder Agreement is attached hereto as Exhibit 10.3 and incorporated by reference herein.

      Knology also obtained from each of its stockholders entitled to assert such rights a waiver of any preemptive rights with respect to the offering of Series C Preferred Stock sold pursuant to the Purchase Agreement.

      The Amended Certificate and the other actions described above were approved by less than the unanimous written consent of Knology’s stockholders. Therefore, as required by Section 228(e) of the General Corporation Law of the State of Delaware, Knology has provided notice to all stockholders who did not provide their written consent and who would have been entitled to notice if the Amended Certificate had been approved at a stockholders meeting. The notice to Knology’s stockholders is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit
Number	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation of Knology, Inc.

10.1	Series C Preferred Stock Purchase Agreement, dated as of January 12, 2001, by and among Knology, Inc. and each of those persons and entities whose names are set forth on Exhibit A thereto.

10.2	Amendment No. 1 to Stockholders Agreement, dated as of February 7, 2000, by and among Knology, Inc. and the other signatories thereto, dated as of January 12, 2001, by and among Knology, Inc. and the other signatories thereto.

10.3	Joinder Agreement, dated as of January 12, 2001, by and among Knology, Inc. and the stockholders thereof who are signatories thereto.

99.1	Notice to Knology, Inc. Stockholders

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOLOGY, INC.

Dated January 26, 2001	By:	/s/ Rodger L. Johnson

Rodger L. Johnson President and Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation of Knology, Inc

10.1	Series C Preferred Stock Purchase Agreement, dated as of January 12, 2001, by and among Knology, Inc. and each of those persons and entities whose names are set forth on Exhibit A thereto

10.2	Amendment No. 1 to Stockholders Agreement, dated as of February 7, 2000, by and among Knology, Inc. and the other signatories thereto, dated as of January 12, 2001, by and among Knology, Inc. and the other signatories thereto

10.3	Joinder Agreement, dated as of January 12, 2001, by and among Knology, Inc. and the stockholders thereof who are signatories thereto

99.1	Notice to Knology, Inc. Stockholders